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                                   AMENDMENT
                                      TO
                               WEEKS CORPORATION
                             INCENTIVE STOCK PLAN


     The Incentive Stock Plan of Weeks Corporation (the "Plan") hereby is amended in accordance with the terms of this Amendment to Weeks Corporation Incentive Stock Plan (the "Amendment").

     WHEREAS, Weeks Corporation (the "Company") adopted the Plan on August 12, 1994, to attract and provide incentives to officers, key employees and directors of the Company;

     WHEREAS, the Plan reserves 610,000 shares of the common stock, par value $.01 per share, of the Company ("Common Stock") for use under the Plan, of which 508,242 shares currently are subject to outstanding options or restricted stock awards granted pursuant to the Plan;

     WHEREAS, the Board of Directors believes it is in the best interests of the Company to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 390,000 shares; and

     WHEREAS, this Amendment has been approved by the Company's shareholders in accordance with the Bylaws of the Company;

     NOW, THEREFORE, the Plan hereby is amended, effective as of the date that this Amendment is executed by a duly authorized officer of the Company, by deleting in its entirety the first sentence of Section 3 of the Plan and replacing it with the following:

     "There shall be 1,000,000 shares of Stock reserved for use under this Plan."

     Except as amended and modified by this Amendment, all terms and provisions of the Plan shall be and remain in full force and effect.

           IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment to evidence its adoption hereof.

                                                 WEEKS CORPORATION


                                                 By:  /s/  A.R. Weeks, Jr.
                                                    ------------------------

                                                 Date:  May 21, 1996
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